Exhibit 10.4












                             D.L. PETERSON TRUST,

                               RAVEN FUNDING LLC

                                      AND

                      PHH VEHICLE MANAGEMENT SERVICES LLC

                              SERVICING AGREEMENT

                           DATED AS OF JUNE 30, 1999









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                               TABLE OF CONTENTS

                                                                          Page


                             ARTICLE I  DEFINITIONS   . . . . . . . . . . .  2

     Section 1.1    Definitions   . . . . . . . . . . . . . . . . . . . . .  2

            ARTICLE II  ADMINISTRATION AND SERVICING OF TRUST ASSETS  . . .  8

     Section 2.1    Servicer to Act as Servicer   . . . . . . . . . . . . .  8
     Section 2.2    Origination of Leases; Acquisition and Titling of
                      Trust Vehicles  . . . . . . . . . . . . . . . . . . . 10
     Section 2.3    Collections; Extensions and Adjustments;
                      Applications of Collections . . . . . . . . . . . . . 10
     Section 2.4    Collection and Application of Security Deposits   . . . 11
     Section 2.5    Servicing Compensation; Fees, Costs and Expenses  . . . 12
     Section 2.6    Records   . . . . . . . . . . . . . . . . . . . . . . . 12
     Section 2.7    Custody of Lease Files; Custodial Duties  . . . . . . . 13
     Section 2.8    Maintenance of Record Ownership Interests in Trust
                      Vehicles  . . . . . . . . . . . . . . . . . . . . . . 13
     Section 2.9    Covenant of Servicer  . . . . . . . . . . . . . . . . . 14
     Section 2.10   Third Party Claims  . . . . . . . . . . . . . . . . . . 14
     Section 2.11   Insurance Policies  . . . . . . . . . . . . . . . . . . 14
     Section 2.12   Obligor Insurance Coverage in Respect of Leased
                      Vehicles  . . . . . . . . . . . . . . . . . . . . . . 14
     Section 2.13   Sale of Trust Vehicles; Realization on Charged-Off
                      Leases  . . . . . . . . . . . . . . . . . . . . . . . 14
     Section 2.14   Limitation on Liability of Servicer and Others  . . . . 15
     Section 2.15   Servicer Not to Resign; Assignment  . . . . . . . . . . 16
     Section 2.16   Corporate Existence; Status; Merger   . . . . . . . . . 17
     Section 2.17   Power of Attorney   . . . . . . . . . . . . . . . . . . 17

                    ARTICLE III  SERVICER TERMINATION EVENTS  . . . . . . . 17

     Section 3.1    Servicer Termination Events; Termination of Servicer  . 17

                            ARTICLE IV  MISCELLANEOUS . . . . . . . . . . . 20

     Section 4.1    Termination of Agreement  . . . . . . . . . . . . . . . 20
     Section 4.2    Amendment   . . . . . . . . . . . . . . . . . . . . . . 20
     Section 4.3    Governing Law   . . . . . . . . . . . . . . . . . . . . 20
     Section 4.4    Notices   . . . . . . . . . . . . . . . . . . . . . . . 20
     Section 4.5    Severability  . . . . . . . . . . . . . . . . . . . . . 21
     Section 4.6    Inspection Rights   . . . . . . . . . . . . . . . . . . 21
     Section 4.7    Binding Effect  . . . . . . . . . . . . . . . . . . . . 21
     Section 4.8    Article and Section Headings  . . . . . . . . . . . . . 21
     Section 4.9    Execution in Counterparts   . . . . . . . . . . . . . . 21
     Section 4.10   Rights Cumulative   . . . . . . . . . . . . . . . . . . 21

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     Section 4.11   Further Assurances  . . . . . . . . . . . . . . . . . . 22
     Section 4.12   Third-Party Beneficiaries   . . . . . . . . . . . . . . 22
     Section 4.13   No Waiver   . . . . . . . . . . . . . . . . . . . . . . 22
     Section 4.14   Non-Petition Covenant   . . . . . . . . . . . . . . . . 22
     Section 4.15   Limitation of Liability   . . . . . . . . . . . . . . . 22
     Section 4.16   Series Liabilities  . . . . . . . . . . . . . . . . . . 23











































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                              SERVICING AGREEMENT


          SERVICING AGREEMENT, dated as of June 30, 1999 (as it may be further amended, supplemented or modified, the "Agreement") , between D.L. PETERSON TRUST, a Delaware business trust (the "Trust"), RAVEN FUNDING LLC, a Delaware limited liability company ("SPV") and PHH VEHICLE MANAGEMENT SERVICES LLC, a Delaware limited liability company (hereinafter, together with its successors and assigns, "VMS" or, in its capacity as servicer hereunder, the "Servicer").


                                R E C I T A L S


          A. RAVEN FUNDING LLC ("SPV"), as Settlor and Initial Beneficiary, VMS, as UTI Trustee, and Wilmington Trust Company, as Delaware Trustee, have entered into that certain Amended and Restated Origination Trust Agreement dated as of June 30,1999 (the same, as amended, supplemented or modified and in effect from time to time, the "Trust Agreement"), pursuant to which SPV and the Trustees continued the Trust for the purpose of taking assignments and conveyances of and holding and dealing in various Trust Assets in accordance with the Trust Agreement.

          B. The Trustees, on behalf of the Trust and at the direction of SPV, which also is the sole Initial Beneficiary of the Trust, intend to create and issue from time to time to or upon the order of SPV various special units of beneficial interest in the Trust ("SUBIs"), whose beneficiaries generally will be entitled to the cash flow arising from designated portfolios of Trust Assets owned by the Trust, and which SUBIs may be used in connection with various Securitizations (as defined in the Trust Agreement).

          C. The parties desire to enter into this Agreement to provide for, among other things, the servicing of the Trust Assets (including those evidenced by the SUBIs) by the Servicer.

          D. The parties acknowledge that, in connection with one or more Securitizations, it may be necessary or desirable to enter into supplemental agreements hereto, including one or more SUBI Servicing Agreement
Supplements, providing for further specific servicing obligations with respect to each Securitization.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:



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                                   ARTICLE I
                                  DEFINITIONS

          Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) unless otherwise defined herein, all capitalized terms shall have the meanings attributed to them in the Trust Agreement, (b) the capitalized terms defined in this Article have the meanings assigned to them in this Article and include (i) all genders and (ii) the plural as well as the singular, (c) all references to words such as "herein", "hereof" and the like shall refer to this Agreement as a whole and not to any particular article or section within this Agreement, (d) the term "include" and all variations thereon shall mean "include without limitation", (e) the term "or" shall include "and/or", and (f) any reference herein to a "Trustee, acting on behalf of the Trust", or words of similar import, shall be deemed to mean the applicable Trustee, acting on behalf of the Trust and all applicable beneficiaries of the Trust.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement" has the meaning set forth in the preamble.

          "Certificate" or "Certificates" shall mean the UTI Certificate and each SUBI Certificate issued and outstanding.

          "Certificate of Title" shall have the meaning set forth in the Trust Agreement.

          "Charged-Off Lease" means a Lease which has been or should have been written off by the Servicer in accordance with the Policies.

          "Collections" means all payments on the Trust Assets, including, without limitation, (i) all monthly lease payments and other lease payments on the Leases, (ii) all proceeds from the sale or other disposition of the Trust Vehicles, including Recoveries, (iii) all insurance proceeds and warranty payments with respect to the Trust Vehicles, (iv) all termination payments received in respect of the Leases, (v) all other payments in respect of the Leases and (vi) all payments in respect of the Fleet Receivables, whether such payments are in the form of cash, checks, wire transfers or other forms of payment.

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          "Consumer Lease" means each Lease relating to a single vehicle (i)
between an Obligor and PHH and sold by PHH to the Initial Beneficiary pursuant to the Asset Sale Agreement and contributed by the Initial Beneficiary to the Trust pursuant to the Contribution Agreement or (ii) between an Obligor and the Trust.

          "Cost" means the total of all amounts paid to manufacturers, dealers and vendors in connection with the purchase and delivery of a Trust Vehicle plus delivery charges, taxes and any registration or titling fees.

          "Custodian Agreement" means the Custodian Agreement dated as of June 30, 1999 among Allfirst Financial Center, National Association, as Custodian, the Trust and the Servicer.

          "Delaware Trustee" has the meaning set forth in the Recitals.

          "Fleet Service Contract" means a fleet maintenance contract, fleet management contract, fuel card contract or any other service contract the fees for which are billed together with the Leases.

          "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Holder" means the holder of a Certificate as indicated in the Trust Register.

          "Initial Beneficiary" has the meaning set forth in the Recitals.

          "Insurance Policy" shall have the meaning set forth in the Trust Agreement.

          "Insurance Proceeds" means, with respect to any Lease or Trust Vehicle or Obligor, proceeds paid to the Servicer, the Trust or a Trustee, on behalf of the Trust, pursuant to an Insurance Policy.

          "Lease" shall have the meaning set forth in the Trust Agreement.

          "Lease Agreement" means a Consumer Lease or a Master Lease
Agreement.

          "Lease Documents" means, with respect to each Lease, the fully executed Master Lease Agreement or Consumer Lease, as the case may be, and any agreements modifying such Lease Agreement (including, without limitation, any extension agreements relating to extended Leases).


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          "Lease Files" has the meaning provided in Section 2.2(a) of the
Custodian Agreement.

          "Lease Termination Date" means, with respect to any Lease, the date such Lease actually terminates.

          "Leased Vehicles" shall have the meaning set forth in the Trust Agreement.

          "Lessee" means the lessee of a Leased Vehicle or any Person who is obligated to make payments on the related Lease.

          "Liquidation Expenses" means, to the extent not reimbursed to the Servicer through disposition or other fees pursuant to the relevant Lease, reasonable out-of-pocket expenses incurred by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Lease, including, without limitation, expenses incurred in connection with the repossession of any related Leased Vehicle, the sale of such Leased Vehicle, whether upon its repossession or upon return of a Leased Vehicle, any collection effort (whether or not resulting in a lawsuit against the Obligor under such Lease) or any application for Insurance Proceeds, costs for repairs, painting and repossession, auction fees, sale or consignment fees, and expenses incurred in the course of pursuing available remedies. Liquidation Expenses shall not include "overhead" expenses of the Servicer or any Affiliate or any expenses paid or incurred by the Servicer or any Affiliate in connection with the routine administration of Leases that are not in default.

          "Liquidation Proceeds" means (1) gross amounts received by the Servicer, the Trust or a Trustee, on behalf of the Trust in connection with the realization of the full amounts due or to become due under any Charged-Off Lease, (before reimbursement for Liquidation Expenses relating to such Lease), whether from the sale or other disposition of the related Leased Vehicle, the proceeds of any collection effort (whether or not resulting in a lawsuit against the Obligor under such Lease), receipt of Insurance Proceeds relating to loss or damage to the related Leased Vehicle, or collection of amounts due hereunder in respect of that Lease or otherwise minus (2) any amounts remitted to the related Lessee as required by the Lease or applicable law.

          "Lockbox Agreement" means the Lockbox Services Agreement dated as of June 30, 1999 between Bank of America National Trust and Savings Association and the Trust.

          "Master Lease Agreement" means (i) each master lease agreement between an Obligor and VMS and sold by VMS to the Initial Beneficiary pursuant to the Asset Sale Agreement and contributed by the Initial

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Beneficiary to the Trust pursuant to the Contribution Agreement and (ii) each master lease agreement between an Obligor and the Trust.

          "Obligee" means each Person who is the lessor under a Lease or the assignee thereof, including the Trust.

          "Obligor" has the meaning set forth in the Trust Agreement.

          "Officer's Certificate" means a certificate signed by the chairman of the board, the president, any executive vice president, any senior vice president, any assistant vice-president, the treasurer, any assistant treasurer, or the controller of the Servicer.

          "Opinion of Counsel" means a written opinion of counsel who may be counsel for the Servicer (including in-house counsel employed by the Servicer or any Affiliate thereof) and who, in the case of opinions delivered to the Trust or the Trustees, shall be reasonably satisfactory to the Trustees.

          "Original Trust" has the meaning set forth in the recitals to the Trust Agreement.

          "Origination Trust Account" means an account maintained in the name of the Trust for the benefit of the Certificateholders, their pledgees and their assigns which account shall be subject to a Lockbox Agreement.

          "Paid-In Advance Vehicle" means a Vehicle acquired at the request of an Obligor who is either a party to a Master Lease Agreement or who has agreed to be bound by a Master Lease Agreement but not yet accepted by such Obligor.

          "PHH" means PHH Personal Lease Corporation, a Maryland corporation.

          "Policies" means the Servicer's customary standards, policies and procedures, including but not limited to the credit and residual accrual policies applied by the Servicer in originating Leases and those applied by the Servicer in its collection and repossession activities.

          "Portfolio" has the meaning set forth in the Trust Agreement.

          "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

          "Rating Agency" means any nationally recognized statistical rating organization then rating any securities issued in connection with a Securitization.



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          "Recoveries" means any amounts received by the Servicer with respect to Charged-Off Leases, including collections received from Obligors and liquidation proceeds of the related Trust Vehicles, net of (i) any applicable rental receipts tax, sales and use tax, personal property tax, ad valorem tax or any other tax or any governmental fees or charges, (ii) any and all out-of-pockets costs and expenses incurred by the Servicer in connection with such recovery and (iii) any amounts remitted to the related Obligor as required by applicable law or the related Lease.

          "Registrar of Titles" shall have the meaning set forth in the Trust Agreement.

          "Responsible Officer" means, (a) when used with respect to a Trustee other than the UTI Trustee, any officer in the corporate trust office of the Trustee with direct responsibility for the administration of the Trust Agreement or any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of or any familiarity with the particular subject, and (b) when used with respect to the UTI Trustee, the President, Chief Financial Officer, the General Counsel or any other officer of the UTI Trustee to whom any matter concerning the administration of the Trust is referred because of his or her knowledge of or any familiarity with the particular subject.

          "Sale Proceeds" means the net proceeds actually received by the Servicer or the applicable Trustee, on behalf of the Trust, with respect to the disposition of a Trust Vehicle.

          "Schedule of Trust Assets" means the list of Leases, Trust Vehicles and Fleet Receivables, on microfiche, microfilm or hard paper copy, that are included as Trust Assets in the Trust, as such list may be revised and supplemented from time to time.

          "Securitization" shall have the meaning set forth in the Trust Agreement.

          "Security Deposit" means, with respect to any Obligor, an amount paid by such Obligor in respect of its Master Lease Agreement and held by the Servicer on behalf of the Trust to be applied, if necessary, by the Servicer to offset any amounts owed by such Obligor.

          "Servicer" has the meaning set forth in the preamble.

          "Servicer Termination Event" means any of the acts, events or occurrences set forth in Section 3.1(a).

          "Servicing Fee" shall have the meaning specified in Section 2.5(a).


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          "Servicing Records" shall have the meaning specified in Section
2.6(a).

          "Settlor" has the meaning set forth in the Recitals.

          "SUBI" has the meaning set forth in the Recitals.

          "SUBI Asset" has the meaning set forth in the Trust Agreement.

          "SUBI Portfolio" has the meaning set forth in the Trust Agreement.

          "SUBI Servicing Agreement Supplement" means any supplement or amendment to this Agreement entered into from time to time to accommodate the creation and issuance of a particular SUBI and to specify any special responsibilities or obligations that the Servicer may be required to undertake in connection therewith.

          "SUBI Supplement" means any supplement or amendment to the Trust Agreement executed from time to time in connection with the creation and issuance of a particular SUBI.

          "SUBI Trustee" means, as to each SUBI, the separate trustee appointed by the Initial Beneficiary for each SUBI.

          "Trust" has the meaning set forth in the preamble.

          "Trust Agent" means any Person with whom a Trustee contracts to act as its agent with respect to carrying out certain of its duties as Trustee hereunder, as provided for in the Trust Agreement.

          "Trust Agreement" has the meaning set forth in the Recitals.

          "Trust Asset" has the meaning set forth in the Trust Agreement.

          "Trust Documents" means and includes this Agreement, the Trust Agreement, and all amendments or supplements or modifications hereto or thereto.

          "Trust Vehicle" has the meaning set forth in the Trust Agreement.

          "Trustees" means the Delaware Trustee, the UTI Trustee and any SUBI Trustee.

          "Uniform Commercial Code" and "UCC" mean the Uniform Commercial Code as in effect in any applicable jurisdiction.



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          "United States" means the United States of America, its territories and possessions and areas subject to its jurisdiction.

          "UTI" means the undivided trust interest in the Trust created pursuant to Section 4.1 of the Trust Agreement.

          "UTI Certificate" has the meaning set forth in the Trust Agreement.

          "UTI Holder" means, initially, SPV and any other registered holder of the UTI Certificate.

          "UTI Portfolio" has the meaning set forth in the Trust Agreement.

          "UTI Servicing Agreement Supplement" means any supplement or amendment to this Agreement entered into from time to time to specify any special responsibilities or obligations that the Servicer may be required to undertake in connection with the UTI.

          "UTI Trustee" has the meaning set forth in the Recitals.

          "Vehicle" has the meaning set forth in the Trust Agreement.

          "VMS" has the meaning set forth in the preamble.


                                  ARTICLE II
                 ADMINISTRATION AND SERVICING OF TRUST ASSETS

          Section 2.1 Servicer to Act as Servicer. (a) As agent for and subject to the supervision, direction and control of the Trust as set forth in the Trust Agreement, the Servicer shall originate new Lease Agreements in accordance with the Policies, originate Leases under the Master Lease Agreements in accordance with the Policies and service, administer and make collections on the Leases, the Fleet Receivables and the other Trust Assets in accordance with the terms of this Agreement, and shall have full power and authority, acting alone and subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with such servicing, administering and collecting that it may reasonably deem necessary or desirable. The duties of the Servicer shall include, without limitation, contracting potential lessees, evaluating the creditworthiness of potential lessees, negotiating Lease Agreements, collecting and posting payments, responding to inquiries of Obligors, investigating delinquencies, sending invoices or billing statements to Obligors, disposing of Trust Vehicles, paying costs of disposition of Leased Vehicles related to Charged-Off Leases and of Paid-In-Advance Vehicles that have been rejected by the applicable Obligors, administering the Leases, Trust Vehicles and Fleet Receivables, amending payment due dates and making other modifications to the

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Leases and Fleet Receivables in accordance with the Policies, approving repairs to Trust Vehicles, accounting for Collections, monitoring the Leases in cases of Obligor defaults and filing all tax returns (if any) of the Trust.

          (b) Without limiting the generality of the foregoing, the Servicer hereby expressly agrees to perform and carry out on behalf of the Trust, all of the obligations on the part of the Obligee under the Lease Agreements and is hereby authorized and empowered by the Trust to execute and deliver, in its own name or on behalf of the Trust, or both of them, as the case may be, any and all instruments of satisfaction, extension or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Lease Agreements or the Trust Vehicles in accordance with the Policies.

          (c) The Servicer shall cause the Trust to (i) apply for and maintain (or cause to be applied for and maintained) all licenses, permits and authorizations necessary and appropriate to acquire, hold and manage Trust Assets as contemplated by the Trust Agreement in each jurisdiction where the ownership of its assets or the nature of its operations would require it to maintain such licenses, permits or authorizations, (ii) file (or cause to be filed) all notices, reports and other required filings in each jurisdiction where the location of its assets or the nature of its operations would require it to make such filing, and (iii) pay or cause to be paid all applicable taxes and fees properly due and owing in connection with its activities.

          (d) If the Servicer shall commence a legal proceeding to enforce a Lease Agreement or Fleet Receivable, the Trust shall thereupon be deemed to have automatically assigned, solely for the purpose of collection on behalf of the Trust, its interest in such Lease Agreement (and the related Leased Vehicles) or Fleet Receivable to the Servicer to the extent necessary for the purposes of participating in such proceeding. If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Lease Agreement or Fleet Receivable on the grounds that it is not the real party in interest or a holder entitled to enforce such Lease Agreement or Fleet Receivable, the Trust shall, at the expense and direction of the Servicer, take steps to enforce the Lease Agreement or Fleet Receivable, including bringing suit in its name. The Trust shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

          (e) In performing its duties hereunder, the Servicer shall use reasonable care, following the Policies and using that degree of skill and attention that the Servicer exercises with respect to all comparable fleet vehicle leases and receivables that it services for itself.


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          Section 2.2     Origination of Leases; Acquisition and Titling of
Trust Vehicles. (a) As agent for the SPV, the Servicer shall acquire Vehicles at the request of Obligors party to the Lease Agreements for contribution to the Trust in accordance with the terms of this Agreement, and shall have the power and authority, acting alone and subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with such acquisition of Vehicles that it may deem reasonably necessary or desirable. The Servicer shall cause the Manufacturer's Certificate of Ownership with respect to each Vehicle acquired by the Servicer on behalf of the SPV to be assigned to the Trust at the time that such Vehicle is contributed to the Trust by the SPV.

          (b) The Servicer shall maintain, during the term of this Agreement, a staff and a system reasonably sufficient to originate Lease Agreements, assess the credit worthiness of potential Obligors, open and service customer accounts, bill and collect payments on Leases and Fleet Receivables, obtain Vehicles for lease under the Lease Agreements and dispose of Trust Vehicles and otherwise perform its obligations hereunder.

          (c) The Servicer shall cause the Certificate of Title for each Trust Vehicle to be issued in the name of the Trust or its nominee under a Nominee Agreement in accordance with the Trust Agreement, with the address of the Servicer (or such other address as the Servicer and the Trustees shall agree) as the address of the recorded owner of such Trust Vehicle. The Servicer shall cause the Certificate of Title for each Trust Vehicle to name the SPV as first lienholder; provided that with respect to Trust Vehicles acquired prior to July 15, 1999, the related Certificates of Title may name VMS or PHH Personal Lease Corporation as first lienholder. The Servicer shall cause to be made all filings necessary to evidence the security interest of SPV (or VMS, in the case of Vehicles acquired by the Trust on or prior to the date hereof) in all Vehicles not subject to a certificate of title, act or statue.

          (d) The Servicer shall deliver or cause to be delivered to the Custodian the original copy of each Lease Agreement prior to the date of the first acquisition of Vehicles to be leased by the Trust thereunder.

          (e) To the extent not already paid, the Servicer shall pay to the respective tax authorities on behalf of the Trust or the SPV all sales, use, gross receipts, general corporation, tangible personal property, intangible, franchise, privilege or license taxes required to be paid by the Trust or the SPV, as such amounts become due.

          Section 2.3 Collections; Extensions and Adjustments; Applications of Collections. (a) In accordance with the Policies, the Servicer shall use commercially reasonable efforts to collect all payments called for under the terms and provisions of the Leases and Fleet Receivables

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as and when the same shall become due.  Subject to any provisions of a SUBI
Servicing Agreement Supplement, the Servicer may grant extensions, rebates, credits or adjustments in respect of a Lease or Fleet Receivable provided that any such extension, rebate, credit or adjustment is in accordance with the Policies. The Servicer may in its discretion waive any late payment charge that may be collected in the ordinary course of servicing a Lease or a Fleet Receivable in accordance with the Policies.

          (b) The Servicer shall direct the Obligors to make all payments in respect of the Leases and the Fleet Receivables to an Origination Trust Account. The Servicer shall direct any other Person making a payment constituting a Collection to make such payment directly to an Origination Trust Account. Any Collections received by the Servicer at any time otherwise than in an Origination Trust Account shall be held in trust by the Servicer for the benefit of the Trust and deposited in an Origination Trust Account or applied in accordance with the next sentence as promptly as practicable and, in any event, within two (2) Business Days following receipt. All Collections shall be applied as follows: (i) if such Collections relate to a SUBI Asset, the Servicer shall deposit such funds as set forth in the related SUBI Servicing Agreement Supplement and (ii) if such Collections relate to a Trust Asset other than a SUBI Asset, the Servicer shall pay such funds as directed by the UTI Certificateholder.

          (c) The Servicer shall, on behalf of the UTI Trustee and at the direction of the Initial Beneficiary, from time to time, in accordance with the Trust Agreement or the applicable SUBI Supplement thereto, identify and allocate on the books and records of the Trust certain Leases, Trust Vehicles and/or Fleet Receivables into one or more SUBI Portfolios, either upon the initial creation of such SUBI or periodically following its creation. The Servicer shall account to the applicable Trustee for each Portfolio of Trust Assets separately and in accordance with any supplement or amendment to this Agreement entered into with respect to such Portfolio.

          Section 2.4 Collection and Application of Security Deposits. The Servicer shall retain any Security Deposit remitted to it as agent and bailee for the Trust and as proceeds of the Leases and the Fleet Receivables, and shall apply the proceeds of such Security Deposits in accordance with applicable law, the Policies and any contract or agreement pursuant to which such Security Deposit is being provided to the Trust, including but not limited to using the Security Deposit in respect of any payment that the
related Obligor failed to pay.   Upon the termination of a Master Lease
Agreement, the related Security Deposit, after deduction for amounts applied towards the payment of any amount resulting from the related Obligor's default or failure to pay any amounts required to be paid under such Master Lease Agreement or in respect of Fleet Receivables, shall be returned to the related Obligor by the Servicer; provided, however, that the Servicer may retain a Security Deposit until the Obligor has repaid all other charges owed to the Trust under such Lease or otherwise.

          Section 2.5     Servicing Compensation; Fees, Costs and Expenses.
(a) As compensation for the performance of its obligations under this Agreement and subject to the terms of this Section and the terms of any applicable SUBI Servicing Agreement Supplement, the Servicer shall be entitled to receive from the Trust, a fee (the "Servicing Fee") equal to:

          (i) With respect to each SUBI Portfolio, the amount set forth in the related SUBI Servicing Agreement Supplement; and

          (ii) With respect to each UTI Portfolio, such amount as shall be agreed from time to time between the holder of the UTI and the Servicer.

          The Servicer shall pay all expenses of the Trust and all expenses incurred by it in connection with its servicing activities hereunder, including the costs of any separate trustee or co-trustee appointed by a Trustee pursuant to Section 5.7 of the Trust Agreement, and shall not be entitled to reimbursement of such expense. Notwithstanding anything contained in the foregoing sentence to the contrary, the Servicer shall not be liable to pay the expenses of the Trust or expenses incurred by the Servicer which constitute Liquidation Expenses, losses with respect to Trust Assets or expenses recoverable under an applicable Insurance Policy.

          (b) As additional servicing compensation, the Servicer also shall be entitled to the earnings from the investment of Security Deposits retained as provided in Section 2.4 and as permitted by applicable law.

          Section 2.6 Records. (a) The Servicer shall maintain or cause to be maintained such computer and manual records with respect to the Leases, Trust Vehicles, Fleet Receivables and other Trust Assets, and the Collections thereon, as are sufficient to permit (i) it to perform its servicing duties hereunder and (ii) the UTI Trustee to identify and allocate Trust Assets on a segregated basis in accordance with the terms and provisions of the Trust Agreement and any SUBI Supplements thereto. The Servicer shall retain or cause to be retained all data (including, without limitation, computerized records), together with all operating software and appropriate documentation, relating directly to or maintained in connection with the servicing of the Trust Assets (the "Servicing Records"). The Servicer shall provide or cause to be provided to the Trustees, on behalf of the Trust, upon its request, access to such Servicing Records at the respective offices of the Servicer, upon reasonable prior notice and during normal business hours. Nothing in this Section 2.6 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Leases or Fleet Receivables, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 2.6.

          (b) Upon the occurrence and during the continuance of a Servicer Termination Event with respect to a Portfolio, if the duties of the Servicer in respect of such Portfolio are to be terminated, the Servicer shall deliver to any successor Servicer appointed pursuant to the terms hereof, or, if otherwise directed by the applicable Trustee, to such Trustee, all such data, operating software and appropriate documentation necessary for the servicing of the Trust Assets included in such Portfolio, including but not limited to the related Lease Documents (other than any Lease Files held by the Custodian), Certificate of Titles and Fleet Service Contracts, all monies collected by it and required to be deposited in any account on behalf of the Trust relating to that Portfolio and all related Security Deposits. In addition to delivering such data, operating software and appropriate documentation and moneys, the Servicer shall use all commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the Trust Assets included in that Portfolio with respect to which such termination shall have occurred to the party that will be assuming responsibility for such servicing, including, without limitation, (i) directing Obligors to remit payments in respect of those Trust Assets to an account or address designated by the applicable Trustee or such new Servicer and (ii) at the expense of the Servicer, cooperating as may be requested by such Trustee or such new Servicer to achieve a transfer of data held in electronic or other form to the new Servicer's or such Trustee's computer systems.

          Section 2.7 Custody of Lease Files; Custodial Duties. (a) In accordance with the Custodian Agreement, the Custodian shall maintain custody of the Lease Files. The Custodian shall act for the UTI Holder with respect to the UTI Portfolio and for the Holders of each SUBI, and any pledgee or assignee thereof, with respect to the related SUBI Portfolio. The Custodian shall follow the direction, if any, of such Certificateholders and their assignees and pledgees with respect to the related Portfolio.

          (b) With respect to the documents constituting each Lease File which are delivered to the Custodian (or at any time come into the possession of the Custodian), the Custodian is exclusively the bailee of the Trustees. The Trustees, the Certificateholders and all other persons with an interest in the Trust hereby acknowledge and consent on behalf of themselves and their successors and assigns that the duty of care applicable to the Custodian shall be that applicable to a bailee.

          Section 2.8 Maintenance of Record Ownership Interests in Trust Vehicles. In accordance with the Policies, the Servicer shall take all necessary steps to maintain evidence of the ownership interest of the Trust in each Trust Vehicle on its Certificate of Title. The Trustees hereby authorize the Servicer to take such steps as are reasonably necessary to record such ownership interest on behalf of the Trust in the event of the relocation of a Trust Vehicle or for any other reason.

          Section 2.9 Covenant of Servicer. The Servicer shall not impair the rights of the Trust in the Leases, the Trust Vehicles, the Fleet Receivables or any other Trust Assets; provided that the Servicer shall be entitled to undertake the actions permitted by 2.3(a) hereof, and shall also be entitled to permit, in accordance with the Policies, the assignment by a Lessee of its obligations under its Master Lease Agreement to a new lessee.

          Section 2.10 Third Party Claims. The Servicer shall promptly notify VMS (in the event that VMS is not acting as the Servicer hereunder) and the Trustees, on behalf of the Trust, upon its learning that a claim of whatever kind is being made that could have a material adverse effect on the UTI Holder, any Trustee, any SUBI Certificateholder, the Trust or the Trust Assets.

          Section 2.11 Insurance Policies. The Servicer shall at all times maintain or cause to be maintained by an Affiliate of the Servicer, on behalf of the Trust, Insurance Policies (which may be blanket policies covering the Servicer, the Trust and some or all Affiliates of the Servicer) with respect to the Leases, the Trust Vehicles and the Lessees (and shall cause each such Insurance Policy maintained by it or any of its Affiliates to name the Trust as an additional insured or loss payee, as appropriate) of at least the types and in at least the same amounts as are customarily maintained by the Servicer and its Affiliates for its own portfolio of fleet vehicle leases and related leased vehicles.

          Section 2.12 Obligor Insurance Coverage in Respect of Leased Vehicles. Unless otherwise required by the Policies, the Servicer shall use reasonable efforts to ensure that the Obligor under each Lease Agreement shall have, and maintain in full force and effect during the term of such Lease Agreement, a comprehensive, collision and property damage insurance policy covering the actual cash value of the Leased Vehicles to which such Lease Agreement relates and naming the Trust as a loss payee and additional insured, as well as public liability, bodily injury and property damage coverage equal to the greater of the amounts required by applicable state law or industry standards as set forth in the Lease Agreement, and naming the Trust as an additional insured.

          Section 2.13  Sale of Trust Vehicles; Realization on Charged-Off
Leases.

     (a) Sale upon Expiration or Termination of a Lease or Return of a Trust Vehicle. Upon the termination or expiration of a Lease, or in the event that any Trust Vehicle is otherwise returned to the Trust, the Servicer shall arrange for the sale of such Trust Vehicle in accordance with the terms of the related Lease Agreement and the Policies and will collect from the related Lessee any amounts payable by the Lessee pursuant to the Lease Agreement in connection with such expiration, termination, return and/or disposal.

          (b) Sale of Paid-In-Advance Vehicles If Lessee does not Accept the Paid-In Advance Vehicle. If the Lessee does not accept delivery of a Paid-In-Advance Vehicle, the Servicer shall arrange for the sale or other disposition of such Paid-In-Advance Vehicle and collect from the related Lessee any fee, penalty or other amount payable in connection therewith.

          (c) Realization on Repossessed Vehicles. On behalf of the Trust and in accordance with the Policies, the Servicer shall use reasonable efforts to repossess or otherwise convert the possession of any Leased Vehicle subject to a delinquent Lease. In accordance with the Policies, the Servicer shall take such actions as it shall deem necessary or advisable to realize against the Lessee which executed such Lease, and to sell such Leased Vehicle at public or private sale, subject to and in accordance with the provisions of the applicable Lease. The Servicer shall be entitled to reimbursement out of Sales Proceeds for all reasonable Liquidation Expenses incurred by it in the course of converting the Leased Vehicle into cash proceeds. The foregoing shall be subject to the provisions that, in any case in which the related Leased Vehicle shall have suffered damage, the Servicer shall not incur Liquidation Expenses in connection with the repair or the repossession of such Leased Vehicle unless it shall determine in its sole discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such Liquidation Expenses.

          Section 2.14 Limitation on Liability of Servicer and Others. (a) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders (except as explicitly provided under this Agreement or explicitly provided in any SUBI Servicing Agreement Supplement) or to the Trustees (except as provided under this Agreement) for the taking of any action or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this Section
2.14 shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement or any SUBI Servicing Agreement Supplement, or by reason of negligence in the performance of its duties under this Agreement or any SUBI Servicing Agreement Supplement (except for errors in judgment). The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on any Opinion of Counsel or on any Officer's Certificate or certificate of auditors or accountants believed to be genuine and to have been signed by the proper party in respect of any matters arising under this Agreement.

          (b) Except as provided in this Agreement or in any SUBI Servicing Agreement Supplement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Trust Assets in accordance with this Agreement or the related SUBI Servicing Agreement Supplement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may, in good faith, deem necessary or desirable in respect of this Agreement or any SUBI Servicing Agreement Supplement, the rights and duties of the parties to this Agreement or any SUBI Servicing Agreement Supplement, and the interests of the Certificateholders under this Agreement or any SUBI Servicing Agreement Supplement. The Servicer shall be entitled to reimbursement for the legal expenses and costs of any such action with respect to the UTI Portfolio from the UTI Holder and with respect to SUBI Assets from the holders of the related SUBI Certificates. Any liability resulting from any such action shall be expenses, costs, and liabilities of the UTI Holder or the holders of the related SUBI Certificates, as the case may be.

          Section 2.15 Servicer Not to Resign; Assignment. (a) The Servicer shall not resign from the duties and obligations hereby imposed on it as Servicer except upon a determination that the continued performance by the Servicer of its duties as Servicer under this Agreement is no longer permissible under applicable law, said determination to be evidenced by an Opinion of Counsel reasonably satisfactory to the Trustees, to such effect. No such resignation shall become effective unless and until a new servicer is willing to service the Trust Assets and enters into a servicing agreement with the Trust. The Trust shall not unreasonably fail to consent to such a servicing agreement.

          (b) Subject to paragraph (c) of this Section, the Servicer may not assign this Agreement or any of its rights, powers, duties or obligations hereunder; provided, however, that the Servicer may assign this Agreement in connection with a consolidation, merger, conveyance, transfer or lease made in compliance with Section 2.16.

          (c) The Servicer may, at any time without notice or consent, delegate (i) any or all duties under this Agreement to any Person more than 50% of the voting securities of which are owned, directly or indirectly, by Avis Rent A Car, Inc., or (ii) specific duties to sub-contractors who are in the business of performing such duties; provided, however, that no such delegation shall relieve the Servicer of its responsibility with respect to such duties and the Servicer shall remain obligated and liable to the Trustees and the holders of the UTI and the SUBIs for servicing and administering the Trust Assets in accordance with this Agreement as if the Servicer alone were performing such duties. The Servicer may delegate its duty to originate Consumer Leases in accordance with the Policies to PHH Personal Lease Corporation, a wholly-owned subsidiary of VMS.

          (d) Except as provided in paragraphs (a), (b) and (c) above, the duties and obligations of the Servicer under this Agreement shall continue until this Agreement shall have been terminated as provided herein and shall survive the exercise by any Trustee, on behalf of the Trust, of any right or remedy under this Agreement or the enforcement by any Trustee, on behalf of the Trust, of any provision of the Trust Documents.

          Section 2.16 Corporate Existence; Status; Merger. (a) The Servicer shall keep in full effect its existence, rights and franchises as a limited liability company and shall continue to be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and shall take such actions under the laws of each state as shall be necessary to protect the validity and enforceability of, or to permit the Servicer to perform its obligations (including but not limited to its origination and servicing obligations) under, the Trust Documents.

          (b) Any corporation or other entity (i) into which the Servicer is merged or consolidated, (ii) that may result from any merger, conversion, or consolidation to which the Servicer is a party, or (iii) that may succeed by purchase and assumption of all or substantially all of the business of the Servicer, where the Servicer in any of the foregoing cases is not the surviving entity, which corporation or other entity in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without any further act on the part of any of the parties to this Agreement; provided, however, that the Servicer shall have delivered to the Trustees a certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section. The Servicer shall promptly inform the Trustees and each Rating Agency of any such merger, conversion, consolidation or purchase and assumption where the Servicer is not the surviving entity.

          Section 2.17 Power of Attorney. In connection with this Agreement, the Trust grants to the Servicer the authority to and will execute and deliver to the Servicer any necessary Power of Attorney as the Servicer may require in order to effect its responsibilities hereunder and under any Supplement to this Agreement.


                                  ARTICLE III
                          SERVICER TERMINATION EVENTS

          Section 3.1 Servicer Termination Events; Termination of Servicer. (a) Any of the following acts or occurrences shall constitute a Servicer Termination Event with respect to a SUBI Portfolio:

          (i) The Servicer shall have failed to deposit or transfer any amounts in excess of $100,000 in the aggregate at any time outstanding that are required to be deposited or transferred with respect to such SUBI Portfolio pursuant to Section 2.2 hereof, which failure continues for five (5) Business Days after receipt by the Servicer of written notice thereof from the SUBI Trustee with respect to such SUBI Portfolio or any Holder of the SUBI Certificate with respect to such SUBI Portfolio;

          (ii) The Servicer shall default in the due performance and observance of any other provision of this Agreement with respect to such SUBI Portfolio, which default materially and adversely affects the rights of any Holder of a SUBI Certificate with respect to such SUBI Portfolio, and such default shall have continued for a period of 30 days after written notice thereof shall have been given to the Servicer by the SUBI Trustee with respect to such SUBI Portfolio;

          (iii) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction over the Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Servicer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (iv) The commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing.

          (b) If a Servicer Termination Event shall have occurred and be continuing with respect to a SUBI Portfolio, the SUBI Trustee of that particular SUBI Portfolio may, by notice given to the Servicer, terminate all or a portion of the rights and powers of the Servicer under this Agreement with respect to such SUBI Portfolio, including all or a portion of the rights of the Servicer to receive the servicing compensation with respect to such SUBI Portfolio provided for in Section 2.5 hereof for all periods following such termination; provided, however, that in no event shall the rights and powers of the Servicer be terminated until such time as the SUBI Trustee for such SUBI Portfolio shall have appointed a successor Servicer in the manner set forth below. Upon any such termination, all rights, powers, duties and responsibilities of the Servicer under this Agreement with respect to such SUBI Portfolio, whether with respect to the related Lease Documents, the related Certificates of Title or Servicing Records, the Servicing Fee or otherwise, so terminated shall vest in and be assumed by any successor Servicer appointed by the Trustee for such SUBI Portfolio pursuant to a servicing agreement containing substantially the same provisions as this Agreement (including with respect to the compensation of such successor servicer), and the successor Servicer is hereby irrevocably authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments (including any notices to Obligors deemed necessary or advisable by the SUBI Trustee for such SUBI Portfolio), and to do or accomplish all other acts or things necessary or appropriate to effect such vesting and assumption, including, without limitation, directing some or all of the Obligors with respect to such SUBI Portfolio to remit payments on or in respect of the Leases, the Leased Vehicles, the Fleet Receivables and the other Trust Assets to an account or address designated by such new Servicer. Further, in such event, the Servicer shall use its commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the affected Trust Assets with respect to such SUBI Portfolio to the new Servicer (including transfer of any Security Deposits being held by the Servicer with respect to such SUBI Portfolio pursuant to Section 2.4), and as promptly as practicable, the Servicer shall provide to the new Servicer a current computer tape containing all information from the Servicing Records with respect to such SUBI Portfolio required for the servicing of the affected Trust Assets, together with documentation containing any and all information necessary for use of the tape. In no event shall the Wilmington Trust Company be responsible for any duties of the Servicer hereunder.

          (c) The SUBI Trustee of a SUBI Portfolio, acting at the direction of the related Certificateholders, may waive in writing any Servicer Termination Event by the Servicer in the performance of its obligations hereunder and its consequences with respect to such SUBI Portfolio. Upon any such waiver of a past Servicer Termination Event, such Servicer Termination Event shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other Servicer Termination Event or impair any right consequent thereon.

          (d) The UTI Holder may, upon written notice to the Servicer, terminate all or a portion of the rights and powers of the Servicer with respect to the UTI under this Agreement, unless otherwise provided in a UTI Servicing Agreement Supplement.

                                  ARTICLE IV
                                 MISCELLANEOUS

          Section 4.1 Termination of Agreement. This Agreement shall, except as otherwise provided herein, terminate upon the earliest of (a) the termination of the Trust; (b) the discharge of the Servicer in accordance with the terms hereof; or (c) the mutual written determination of the parties hereto. Upon termination of this Agreement, the Servicer shall pay over to the Trust, or any other Person entitled thereto, all monies held by the Servicer on behalf of the Trust pursuant to this Agreement.

          Section 4.2 Amendment. (a) Subject to any restriction set forth in a SUBI Servicing Agreement Supplement, this Agreement may be amended from time to time in a writing signed by the Trustees, on behalf of the Trust, and the Servicer. Any amendment affecting particular Trust Assets need not be signed by any Trustee which does not administer such particular Trust Assets.

          (b) In particular, but without limiting the foregoing, this Agreement may be amended by means of one or more SUBI Servicing Agreement Supplements in connection with any Securitizations. Such supplemental agreements may provide, among other things, for further specific servicing obligations relating to SUBI Assets for the particular benefit of holders of related SUBIs. Such supplemental agreements may permit the termination of this Agreement insofar as it applies to such SUBI Assets upon the terms and conditions set forth therein; however, no such supplemental agreement shall permit the termination of this Agreement insofar as it applies to other Trust Assets except as provided herein.

          (c) Any amendment or modification effected contrary to the provision of this Section shall be void.

          Section 4.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.

          Section 4.4 Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, any prepaid courier service, or by telecopier, and addressed in each case as follows: (a) if to the Servicer or SPV at 900 Old Country Road, Garden City, NY 11530, Attention: General Counsel (telecopier no. 516-222-3751); and (b) if to the Trust, at Wilmington Trust Company, 1100 N. Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration (telecopier no. 302-651-8882). The Servicer or any Trustee may change its address for notices hereunder by giving notice of such change to the other such Persons. All notices and demands shall be deemed to have been given upon delivery or tender of delivery thereof to any officer of the Person entitled to receive such notices and demands at the address of such Person for notices hereunder.

          Section 4.5 Severability. If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement, and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining covenants, agreements and provisions, or the rights of any parties hereto. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

          Section 4.6 Inspection Rights. The Servicer agrees that, on reasonable prior notice, it will permit any representative, agent or designee of the Trust, during the normal business hours of the Servicer, to examine all books of account, records, reports and other papers of the Servicer relating to the Trust Assets, to make copies and extracts therefrom, to cause such books to be audited by independent accountants selected by any Trustee, and to discuss the affairs, finances and accounts relating to the Trust Assets with its officers and employees in such manner as will not unreasonably interfere with the Servicer's normal operations. Such rights shall include, but shall not be limited to, any off-site storage facilities at which any data (including, without limitation, computerized records), together with all operating software and appropriate documentation, may be held. The Trust and the Trustees agree to keep confidential all the confidential information of the Servicer acquired during any such examination as if such information were its own confidential information, except to the extent necessary for the purposes of this Agreement.

          Section 4.7 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto, and all such provisions shall inure to the benefit of the Trust.

          Section 4.8 Article and Section Headings. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          Section 4.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

          Section 4.10 Rights Cumulative. All rights and remedies from time to time conferred upon or reserved to the Trust, the Trustees (or any of them), on behalf of the Trust, or the Servicer or to any or all of the foregoing are cumulative, and none is intended to be exclusive of another.
No delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

          Section 4.11 Further Assurances. Each party will do such acts, and execute and deliver to any other party, such additional documents or instruments as may be reasonably requested in order to effect the purposes of this Agreement and to better assure and confirm unto the requesting party its rights, powers and remedies thereunder.

          Section 4.12 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and each of the beneficiaries of the Trust (and each pledgee of a Certificate) who shall be considered to be third-party beneficiaries hereof. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

          Section 4.13 No Waiver. No waiver by any party hereto of any one or more defaults by any other party or parties in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law, in equity or otherwise.

          Section 4.14 Non-Petition Covenant. The Servicer covenants and agrees that prior to the date which is one year and one day after the date upon which all obligations under each Securitization has been paid in full, the Servicer will not institute against, or join any other person in instituting against the Trust, any Special Purpose Entity, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law. This Section shall survive the termination of this Agreement or the resignation or removal of the Servicer under this Agreement.

          Section 4.15 Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Trust in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or the other Trust Documents except in accordance with the provisions of the Trust Agreement.

          Section 4.16 Series Liabilities. It is expressly understood and agreed by the Servicer, and all persons claiming through the Servicer, the Trust is a series trust pursuant to Sections 3804 and 3806(b) (2) of the Delaware Business Trust Act. As such, separate and distinct records shall be maintained for the UTI Portfolio and each SUBI Portfolio and the Trust Assets associated with the UTI Portfolio and each SUBI Portfolio shall be held and accounted for separately from the other assets of the Trust. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the UTI and each SUBI shall be enforceable against the UTI Portfolio or the related SUBI Portfolio only, and not against the Trust Assets generally or the assets of any other SUBI Portfolio.


























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

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

                                      PHH VEHICLE MANAGEMENT SERVICES LLC, as
                                        UTI Trustee and Servicer

                                      By:  /s/ Gerard Kennell
                                           ----------------------------------
                                           Name:  Gerard Kennell
                                           Title: Senior Vice President

                                      RAVEN FUNDING LLC

                                      By:  /s/ Kevin Sheehan
                                           ----------------------------------
                                           Name:  Kevin Sheehan
                                           Title: Manager

                                      D.L. PETERSON TRUST

                                      By:  WILMINGTON TRUST COMPANY,
                                           not in its individual capacity
                                           but solely as Delaware Trustee

                                      By:  /s/ James P. Lawler
                                           ----------------------------------
                                           Name:  James P. Lawler
                                           Title: Vice President



















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